Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-63393, 333-77879, 333-86069, 333-86071, 333-30512, and 333-119152) of CSK Auto Corporation of our report dated April 17, 2008 relating to the consolidated financial statements, financial statement schedules, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Phoenix, Arizona
April 17, 2008